Exhibit 99.1

Contacts:	Investor Relations	Media Relations
	Anna Marie Dunlap	Margie McCarthy
	949-719-2236 am.dunlap@trizetto.com	303-495-7225 margie.mccarthy@trizetto.com

TriZetto Reports Second Quarter 2003 Results

Revenue Up 15%; New Bookings of $84 Million

NEWPORT BEACH, Calif. – July 22, 2003 – The TriZetto Group, Inc. (Nasdaq:TZIX) reported financial results today for the second quarter ended June 30, 2003. The company’s second quarter pro forma earnings per share of $0.04 exceeded the First Call consensus estimate of $0.03.

“In the second quarter we generated healthy revenue growth from existing operations and a strong sequential increase in new business,” said Jeffrey H. Margolis, TriZetto’s chief executive officer. “Our net loss in the quarter narrowed by 63% over the same quarter last year, bringing us closer to our goal of becoming profitable in the fourth quarter of this year. Our financial position remains solid, with $83 million in cash and equivalents at quarter’s end.”

“We continued to invest in software development and other strategic initiatives during the quarter, which will help expand our lead in the payer market, “ Margolis said. “The limited-availability release of Facets Extended Enterprise™, the newest version of our flagship software for health plans, was launched on schedule at the end of June.”

First Quarter Financial and Operations Highlights

•	Total revenue grew to $76.5 million in the second quarter of 2003, an increase of 15% over the $66.8 million reported in the second quarter of 2002. All of the increase was from existing operations.

•	EBITDA was $7.5 million in the second quarter of 2003, compared with EBITDA of $5.6 million in the second quarter of 2002, an increase of 34%.

•	Net loss for the second quarter of 2003 improved to $1.4 million or $0.03 per diluted share from a net loss of $3.7 million or $0.08 per diluted share in the second quarter last year.

•	Diluted pro forma earnings per share were $0.04 in the second quarter of 2003, compared with $0.06 in the same quarter last year. (Note: Pro forma numbers exclude acquisition-related expenses. For a detailed definition of pro forma, see attached financial statements. In 2003, TriZetto is taxing pro forma numbers at 40%; in 2002 pro forma numbers were taxed at approximately 5%.)

TriZetto Reports Second Quarter 2003 Results/2

•	Days sales outstanding were 62 for second quarter 2003, compared with 52 in the same quarter last year.

•	Total revenue backlog at June 30, 2003 was approximately $613.9 million. Twelve-month revenue backlog was approximately $182.7 million. The timing of contract closings and other factors can cause the company’s backlog to vary from one quarter to the next.

•	335 contracts were signed in the second quarter, with a total value of $83.6 million. 30 of these were outsourced services contracts (software hosting, business process outsourcing, and other services) valued at $53.9 million, and 75 were software license contracts valued at $14.8 million. 229 contracts were for consulting and implementation services, valued at $14.9 million.

“Our sales were solid in the quarter, with $83.6 million in new bookings across all three strategic business units,” Margolis said. “Under the largest of these contracts, TriZetto will host Facets® for the managed care business unit of a large health plan (the customer prefers to remain unnamed until the project is fully completed). We also significantly expanded a Facets license agreement with one of the largest Blue Cross and Blue Shield plans in the country. Our benefits administration division had an excellent quarter, signing numerous software and outsourced services contracts. The largest of these contracts included Benesys, Inc., Benefit Plan Administrators, and HCH Administration, all third party administrators.”

“We are encouraged by our sales for the quarter and by the opportunities in our pipeline, particularly with large health plans” Margolis said. “Although sales cycles remain a year or longer for prospects considering multiple products and services, we are confident that our market share will continue to grow.”

On July 9, 2003, Coventry Health Care, Inc. (NYSE:CVH) announced its plan to acquire Altius Health Plans, Inc., one of TriZetto’s outsourced services customers. In 2003, we estimate that the Altius account will produce revenue of $20 million and EBITDA of $1.5—$2.5 million. We do not know what services, if any, Coventry will elect to continue under the Altius contract. Given the termination provisions of the contract, we do not expect 2003 financial results to be affected by Coventry’s acquisition of Altius. With the information currently available, we cannot determine the impact on our 2004 financial results.

Financial Review / Outlook

Financial guidance for the third quarter of 2003 and fiscal year 2003 is attached to this press release. Guidance for fiscal year 2003 remains unchanged from April 1, 2003; guidance for the third quarter of 2003 is new. Guidance is also posted on the company’s web site at www.trizetto.com, “Investor Relations”, “Financial Reports”. TriZetto’s actual financial results may vary from guidance, depending upon the timing of contract signings, competition, changes in demand for products and services, and other factors that are identified in TriZetto’s Form 10-K and other SEC filings.

TriZetto Reports Second Quarter 2003 Results/3

Revenue – Second quarter revenue totaled $76.5 million, up 15% from $66.8 million in the second quarter of 2002. All of the increase was organic, primarily the result of growth in software license, maintenance and implementation revenue. Given the typical seasonality of our software license revenue, we expect revenue to be higher in the second half of 2003 than in the first half. For the third quarter of 2003, total revenue is expected to range from $78—$81 million.

Recurring revenue totaled $40.5 million in the second quarter of 2003 and non-recurring revenue was $36.0 million. Recurring revenue in the second quarter was 53% of total revenue, compared with 61% in the second quarter of 2002 and 57% in the first quarter of 2003. The year-over-year decrease in the percentage of recurring revenue reflects a change in the mix of business. Revenue from software licenses and implementation contracts grew at a faster rate than recurring revenue.

EBITDA – TriZetto reported EBITDA of $7.5 million in the second quarter of 2003, compared with $5.6 million in the second quarter of 2002. The improvement in EBITDA reflects the higher margins associated with increased software license revenue in the quarter. The company expects EBITDA to be higher in the second half of 2003 than in the first half of the year, reflecting seasonally higher revenue that is typical in the second half of the year. For the third quarter of 2003, EBITDA is expected to range from $9.7—$10.1 million.

Net Loss/Per Share Data – TriZetto reported a net loss of $1.4 million in the second quarter of 2003, or a loss per diluted share of $0.03, compared with a loss of $3.7 million or $0.08 per diluted share in the second quarter of 2002. This improvement is primarily the result of an intangible asset impairment charge taken in fourth quarter 2002, which eliminated part of the acquisition-related amortization of intangible assets from the company’s income statement. The impairment charge was taken in accordance with Financial Accounting Standards 142 and 144. For the third quarter of 2003, net income is expected to range from $0.0 – $0.4 million, or $0.0—$0.1 per share.

TriZetto’s pro forma net income in the second quarter of 2003 was $1.7 million, or $0.04 per diluted share, compared to pro forma net income of $2.6 million, or $0.06 per diluted share in the second quarter of 2002. In the first quarter of 2003, TriZetto began taxing its pro forma earnings at 40% versus 5% in 2002. The decline in second quarter 2003 pro forma net income, compared with the same quarter last year, is the result of the higher tax rate. For the third quarter of 2003, pro forma net income is expected to range from $2.5—$2.9 million, or $0.05—$0.06 per share.

Cash Resources – Cash, restricted cash and short-term investments totaled $82.6 million at June 30, 2003. TriZetto generated approximately $3.9 million in cash from operations during the second quarter of 2003. The company currently has net operating loss carryforwards of $60 million, which will be applied against future taxable income.

TriZetto Reports Second Quarter 2003 Results/4

About TriZetto

The TriZetto Group, Inc. offers a broad portfolio of healthcare information technology (IT) products and services that can be delivered individually or combined to create a comprehensive solution. The company provides:

•	leading proprietary and third-party software, including e-business applications;

•	outsourced services, such as software hosting, transaction processing and IT department operations; and

•	strategic and implementation consulting.

TriZetto is focused on three healthcare markets: payers, benefit administrators and physician groups. The company has nearly 500 customers representing approximately 40 percent of the U.S. insured population. Headquartered in Newport Beach, Calif., TriZetto can be reached at (949) 719-2200 or www.trizetto.com.

Conference Call

TriZetto will host a conference call to discuss its second quarter results today at 7:30 a.m. Pacific Time. To listen to the conference call via the Internet, go to TriZetto’s Web site at www.trizetto.com, click on “Investor Relations,” and follow the instructions provided.

Important Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. The forward-looking statements are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include statements about future net revenues, profits, and financial results, the market for TriZetto’s services, future service offerings, client and partner relationships, and TriZetto’s operational capabilities. Actual results may differ materially from those stated in any forward-looking statements based on a number of factors, including the effectiveness of TriZetto’s implementation of its business plan, the market’s acceptance of TriZetto’s services, risks associated with management of growth, reliance on third parties to supply key components of TriZetto’s services, attraction and retention of employees, variability of quarterly operating results, competitive factors, risks associated with acquisitions, changes in demand for third party products or solutions, which form the basis of TriZetto’s service offerings, financial stability of our customers, the ability of TriZetto to meet its contractual obligations to customers, changes in government laws and regulations and risks associated with rapidly changing technology, as well as the other risks identified in TriZetto’s Form 10-K and other SEC filings.

# # #

The TriZetto Group, Inc.

Consolidated Statements of Operations

(unaudited and in thousands, except per share amounts)

	Three Months Ended June 30,
	2003	2002
Revenues
Recurring revenue	$40,512	$40,844
Non-recurring revenue	36,012	25,937

Total revenues	76,524	66,781
Cost of revenues
Recurring revenue	29,490	29,047
Non-recurring revenue	22,999	15,814

Total cost of revenues	52,489	44,861
Gross profit	24,035	21,920
Operating expenses
Research and development	6,286	5,577
Selling, general and administrative	15,253	14,252
Amortization of goodwill and other intangible assets	3,324	6,997
Restructuring and related impairment charges	—	165

Total operating expenses	24,863	26,991
Loss from operations	(828)	(5,071)
Interest income	301	351
Interest expense	(487)	(340)

Loss before (provision for) benefit from income taxes	(1,014)	(5,060)
(Provision for) benefit from income taxes	(345)	1,390

Net loss	$(1,359)	$(3,670)

Net loss per share:
Basic and diluted	$(0.03)	$(0.08)

Weighted average shares outstanding:
Basic and diluted	46,006	45,094

Other financial data:
Pro forma net income (a)	$1,743	$2,607
EBITDA (b)	$7,505	$5,607
12-month backlog (c)	$182,700	$188,800
Total backlog (d)	$613,900	$636,000

See footnote definitions on following page.

(a)

The Company defines pro forma net income as earnings before amortization of acquisition intangibles and deferred stock compensation, restructuring and related impairment charges, impairment of goodwill and identified intangibles charges, and related taxes. A 40% tax rate is then calculated on pre-tax pro forma net income. Other companies

The TriZetto Group, Inc.

Consolidated Statements of Operations

(unaudited and in thousands, except per share amounts)

may calculate pro forma earnings differently. Pro forma earnings is a non-GAAP measure of profitability. Pro forma net income should not be considered in isolation or as an alternative to net income or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indicator of operating performance or as a measure of liquidity.

	Three Months Ended June 30,
	2003	2002
Reconciliation of net loss to pro forma net income:
Net loss	$(1,359)	$(3,670)
Amortization of intangible assets and deferred stock compensation	3,919	7,573
Restructuring and related impairment charges	—	165
Provision for (benefit from) income taxes	345	(1,390)

Pro forma pre tax income	2,905	2,678
Pro forma income tax provision	1,162	71

Pro forma net income	$1,743	$2,607

Pro forma net income per share:
Basic	$0.04	$0.06

Diluted	$0.04	$0.06

Pro forma weighted average shares outstanding:
Basic	46,006	45,094

Diluted	47,498	46,635

(b)	The Company defines EBITDA as earnings before interest, taxes, depreciation and amortization, and restructuring and related impairment charges, amortization of deferred stock compensation and impairment of goodwill and other intangible assets. Other companies may calculate EBITDA differently. EBITDA is a non-GAAP measure of profitability and is a widely accepted financial indicator of a company's ability to service debt. EBITDA should not be considered in isolation or as an alternative to net income or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indicator of operating performance or as a measure of liquidity. Total depreciation, amortization and restructuring and related impairment charges for the three months ended June 30, 2003 and 2002, were $8,333 and $10,678, respectively.

(c)	The Company defines 12-month backlog as minimum recurring revenue and non-recurring software licenses from existing contracts to be recognized over the next 12 months.

(d)	The Company defines total backlog as total revenue not yet recognized from recurring revenue and non-recurring software licenses from existing contracts.

The TriZetto Group, Inc.

Consolidated Statements of Operations

EBITDA Presentation

(unaudited and in thousands, except per share amounts)

	Three Months Ended June 30,
	2003	2002
Revenues
Recurring revenue	$40,512	$40,844
Non-recurring revenue	36,012	25,937

Total revenues	76,524	66,781
Cost of revenues
Recurring revenue	26,666	26,798
Non-recurring revenue	22,246	15,498

Total cost of revenues	48,912	42,296
Gross profit	27,612	24,485
Operating expenses
Research and development	5,931	5,526
Selling, general and administrative	14,176	13,352

	20,107	18,878
EBITDA	7,505	5,607
Operating depreciation and amortization	4,414	2,940
Amortization of deferred stock compensation	595	576
Amortization of goodwill and other intangible assets	3,324	6,997
Restructuring and related impairment charges	—	165

	8,333	10,678
Loss from operations	(828)	(5,071)
Interest income	301	351
Interest expense	(487)	(340)

Loss before (provision for) benefit from income taxes	(1,014)	(5,060)
(Provision for) benefit from income taxes	(345)	1,390

Net loss	$(1,359)	$(3,670)

The TriZetto Group, Inc.

Consolidated Statements of Operations

(unaudited and in thousands, except per share amounts)

	Six Months Ended June 30,
	2003	2002
Revenues
Recurring revenue	$79,655	$80,628
Non-recurring revenue	65,903	45,847

Total revenues	145,558	126,475
Cost of revenues
Recurring revenue	57,920	57,252
Non-recurring revenue	42,511	28,008

Total cost of revenues	100,431	85,260
Gross profit	45,127	41,215
Operating expenses
Research and development	12,208	11,008
Selling, general and administrative	29,255	27,516
Amortization of acquisition intangibles	6,633	13,479
Restructuring and related impairment charges	—	244

Total operating expenses	48,096	52,247
Loss from operations	(2,969)	(11,032)
Interest income	618	676
Interest expense	(1,032)	(708)

Loss before (provision for) benefit from income taxes	(3,383)	(11,064)
(Provision for) benefit from income taxes	(645)	2,780

Net loss	$(4,028)	$(8,284)

Net loss per share:
Basic and diluted	$(0.09)	$(0.18)

Weighted average shares outstanding:
Basic and diluted	45,944	45,007

Other financial data:
Pro forma net income (a)	$2,661	$3,930
EBITDA (b)	$13,449	$9,716
12-month backlog (c)	$182,700	$188,800
Total backlog (d)	$613,900	$636,000

See footnote definitions on following page.

(a)

The Company defines pro forma net income as earnings before amortization of acquisition intangibles and deferred stock compensation, restructuring and related impairment charges, impairment of goodwill and identified intangibles charges, and related taxes. A 40% tax rate is then calculated on pre-tax pro forma net income. Other companies

The TriZetto Group, Inc.

Consolidated Statements of Operations

(unaudited and in thousands, except per share amounts)

may calculate pro forma earnings differently. Pro forma earnings is a non-GAAP measure of profitability. Pro forma net income should not be considered in isolation or as an alternative to net income or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indicator of operating performance or as a measure of liquidity.

	Three Months Ended June 30,
	2003	2002
Reconciliation of net loss to pro forma net income:
Net loss	$(4,028)	$(8,284)
Amortization of intangible assets and deferred stock compensation	7,818	14,892
Restructuring and related impairment charges	—	244
Provision for (benefit from) income taxes	645	(2,780)

Pro forma pre tax income	4,435	4,072
Pro forma income tax provision	1,774	142

Pro forma net income	$2,661	$3,930

Pro forma net income per share:
Basic	$0.06	$0.09

Diluted	$0.06	$0.08

Pro forma weighted average shares outstanding:
Basic	45,944	45,007

Diluted	47,154	46,627

(b)	The Company defines EBITDA as earnings before interest, taxes, depreciation and amortization, and restructuring and related impairment charges, amortization of deferred stock compensation and impairment of goodwill and other intangible assets. Other companies may calculate EBITDA differently. EBITDA is a non-GAAP measure of profitability and is a widely accepted financial indicator of a company's ability to service debt. EBITDA should not be considered in isolation or as an alternative to net income or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indicator of operating performance or as a measure of liquidity. Total depreciation, amortization and restructuring and related impairment charges for the six months ended June 30, 2003 and 2002, were $16,418 and $20,748, respectively.

(c)	The Company defines 12-month backlog as minimum recurring revenue and non-recurring software licenses from existing contracts to be recognized over the next 12 months.

(d)	The Company defines total backlog as total revenue not yet recognized from recurring revenue and non-recurring software licenses from existing contracts.

The TriZetto Group, Inc.

Consolidated Statements of Operations

EBITDA Presentation

(unaudited and in thousands, except per share amounts)

	Six Months Ended June 30,
	2003	2002
Revenues
Recurring revenue	$79,655	$80,628
Non-recurring revenue	65,903	45,847

Total revenues	145,558	126,475
Cost of revenues
Recurring revenue	52,475	52,937
Non-recurring revenue	41,002	27,358

Total cost of revenues	93,477	80,295
Gross profit	52,081	46,180
Operating expenses
Research and development	11,500	10,902
Selling, general and administrative	27,132	25,562

	38,632	36,464
EBITDA	13,449	9,716
Operating depreciation and amortization	8,600	5,612
Amortization of deferred stock compensation	1,185	1,413
Amortization of acquisition intangibles	6,633	13,479
Restructuring and related impairment charges	—	244

	16,418	20,748
Loss from operations	(2,969)	(11,032)
Interest income	618	676
Interest expense	(1,032)	(708)

Loss before (provision for) benefit from income taxes	(3,383)	(11,064)
(Provision for) benefit from income taxes	(645)	2,780

Net loss	$(4,028)	$(8,284)

The TriZetto Group, Inc.

Condensed Consolidated Balance Sheets

(unaudited and in thousands)

	June 30, 2003	December 31, 2002
Assets
Current assets:
Cash, restricted cash and investments	$82,641	$81,117
Accounts receivable, net	43,963	32,847
Prepaid expenses and other current assets	8,310	9,511

Total current assets	134,914	123,475
Property and equipment, net	45,056	42,307
Other assets	22,529	18,237
Goodwill and other intangible assets, net	47,894	53,977

Total assets	$250,393	$237,996

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$14,927	$10,757
Short-term note payables and capital lease obligations	23,454	17,921
Other accrued liabilities	59,608	52,466

Total current liabilities	97,989	81,144
Other long-term obligations	17,147	19,438

Total liabilities	115,136	100,582
Total stockholders' equity	135,257	137,414

Total liabilities and stockholders' equity	$250,393	$237,996

The TriZetto Group, Inc.

Guidance—Q3 2003 and FY 2003

(amounts in millions except for EPS)

	Guidance	Guidance
	Q3 2003	FY 2003
Recurring revenue	56%-58%	55%-57%
Non recurring revenue	42%-44%	43%-45%

Total Revenue	$78-$81	$300-$315

Gross margin	39%	38%

SG&A	18%—19%	18%-19%
R&D	7%-8%	7%-8%

EBITDA	9.7—10.1	34—36
Amort. Deferred Stock Comp	0.6	2.6
D&A— Operations	5.0	20.4
Amort. Acq. Intangibles	3.3	10.7

Net Income/(Loss)	$0.0—$0.4	$(1.7)—$.4

EPS	$.00—$.01	$(.03)—$.01

Pro forma net income	$2.5—$2.9	$7.5—$9.5

Pro forma EPS	$.05—$.06	$.15—$.19

Basic Weighted Shares o/s	50,033	49,480
Fully Diluted Weighted Shares o/s	51,023	50,479
Reconciliation of net loss to pro forma net income:
Net income/(loss)	$0.0—$0.4	$(1.7)—$.4
Amortization of acquisition intangibles & deferred stock compensation	3.895	13.340
Provision for (benefit from) income taxes	0.400	1.600
Pro forma pre tax income	$4.2—$4.8	$13—$15
Pro forma income tax provision (40%)	1.7—1.9	5—6
Pro forma net income	$2.5—$2.9	$7.5—$9.5

The Company defines pro forma net income as earnings before amortization of acquisition intangibles and deferred stock compensation, restructuring and related impairment charges, impairment of goodwill and identified intangibles charges, and related taxes. Other companies may calculate pro forma earnings differently. Pro forma earnings is a non-GAAP measure of profitability. Pro forma net income should not be considered in isolation or as an alternative to net income or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indicator of operating performance or as a measure of liquidity.

The Company defines EBITDA as earnings before interest, taxes, depreciation and amortization, and restructuring and related impairment charges, amortization of deferred stock compensation and impairment of goodwill and other intangible assets. Other companies may calculate EBITDA differently. EBITDA is a non-GAAP measure of profitability and is a widely accepted financial indicator of a company's ability to service debt. EBITDA should not be considered in isolation or as an alternative to net income or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indicator of operating performance or as a measure of liquidity.